Greektown Superholdings 8-K

Exbibit 99.2

FOR IMMEDIATE RELEASE
April 22, 2013

Greektown Superholdings, Inc. Commences Change of Control Offer

DETROIT, April 22, 2013– Greektown Superholdings, Inc., a Delaware corporation (the “Company”), commenced a change of control offer (the “Offer”) to purchase any and all of its outstanding Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 (the “Notes”) under the Indenture dated June 30, 2010 (the “Indenture”) by and among the Company, the guarantors thereto and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee and collateral agent (the “Trustee”). The Offer will expire at 5:00 p.m., New York City time on June 18, 2013, unless extended by the Company.  Any Notes that have been validly tendered may be validly withdrawn on or before 5:00 p.m., New York City time on June 19, 2013, unless extended by the Company, and may not be withdrawn thereafter.

Holders of Notes who validly tender their Notes prior to the deadline of 5:00 p.m., New York City time, on June 18, 2013, and not withdrawn by the withdrawal deadline, shall receive 101% of the aggregate principal amount of the Notes or portion of Notes validly tendered for payment thereof, plus accrued and unpaid interest up to, but not including, June 21, 2013, unless extended, upon the terms and subject to the conditions of the Offer.  As of the date of the commencement of the Offer, there are $385 million aggregate principal amount of Notes outstanding.

As a result of the closings of certain purchases of the Company’s equity securities on April 12, 2013, Athens Acquisition, LLC became the beneficial owner of 58.0% of the voting power of the Company’s equity securities, resulting in a Change of Control as defined in Section 1.01 of the Indenture.  The Offer is required by Section 4.16 of the Indenture following a Change of Control.

The complete terms and conditions of the Offer are contained in the Notice of Change of Control and Offer to Purchase, dated April 22, 2013 (the “Offer to Purchase”).  Requests for copies of the Offer to Purchase or other Offer materials may be directed to the Depositary, Wilmington Trust, National Association at Wilmington Trust, National Association, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1626, Attention: Sam Hamed, Facsimile No. (302) 636-4139.

This press release does not constitute an offer to purchase the Notes.  The Offer is made solely pursuant to the Offer to Purchase.  The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

None of the Company, its board of directors, its executive officers, the Trustee or the Depositary make any recommendation to the holders of Notes as to whether to tender or refrain from tendering their Notes.  In addition, no one has been authorized to make any such recommendation.  Holders of Notes must make their own decision whether to tender Notes pursuant to the Offer and, if so, the aggregate principal amount of Notes to tender.

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About Greektown Superholdings, Inc.
Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as Brizola, The Market District, Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond Greektown’s control. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Truscott Rossman
John Truscott
517-487-9320
jtruscott@truscottrossman.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com